UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2019

PCM, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Avenue El Segundo, California 90245
(Address of Principal Executive Offices, and Zip Code)

310-354-5600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of eacth class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, Par Value $0.001 Per Share	PCMI	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On August 30, 2019 (the “Closing Date”), pursuant to that certain Agreement and Plan of Merger, dated as of June 23, 2019, (the “Merger Agreement”), by and among PCM, Inc., a Delaware corporation (“PCM” or the “Company”), Insight Enterprises, Inc., a Delaware corporation (“Insight”), and Trojan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Insight (“Merger Sub”), the Company merged with and into Merger Sub (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Insight.

Item 1.02.                                        Termination of Material Definitive Agreement.

On August 30, 2019, in connection with the Merger, the Company terminated its existing credit facility and repaid all outstanding loans thereunder.  The existing credit facility was governed by the terms and conditions of a Fifth Amended and Restated Loan and Security Agreement (the “Fifth Amended Loan Agreement”), dated October 24, 2017, by and among the financial institutions from time to time parties to the Fifth Amended Loan Agreement as lenders, Wells Fargo Capital Finance, LLC as administrative agent, co-lead arranger and co-bookrunner, Bank of America, N.A. as co-lead arranger, co-bookrunner and syndication agent, the Company, all of its wholly-owned domestic subsidiaries, all of its Canadian subsidiaries and its PCM UK subsidiary.  The Fifth Amended Loan Agreement was terminated without penalty and all collateral securing repayment of amounts due under the Fifth Amended Loan Agreement was released.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Under the terms of the Merger Agreement, which was adopted by the Company’s stockholders at the special meeting of the Company’s stockholders held on August 26, 2019, at the effective time of the Merger on the Closing Date (the “Effective Time”), each share of common stock, par value $0.001, of the Company (“Company Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) Company Stock owned by Insight, Merger Sub or the Company or any of their respective direct or indirect wholly-owned subsidiaries, in each case, not held by third parties, and (ii) Company Stock owned by stockholders of the Company who have perfected and not withdrawn a demand for appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $35.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, (i) each outstanding Company option to purchase Company Stock under the Company’s stock plans, whether vested or unvested, was cancelled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the exercise price of such option and (ii) each restricted stock unit outstanding under the Company’s stock plans (each, a “Company RSU”), whether vested or unvested, was cancelled in exchange for the right to receive an amount in cash equal to the Merger Consideration plus any accrued and unpaid dividend equivalents with respect to such Company RSU.

The foregoing description of the Merger and the Merger Agreement contained in this Section 2.01 is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 24, 2019 and is incorporated by reference as Exhibit 2.1 hereto and in this Item 2.01.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 is incorporated herein by reference.

In connection with the consummation of the Merger, the Company notified the Nasdaq Global Market (“Nasdaq”) on August 30, 2019 of the consummation of the Merger and the transactions contemplated by the Merger Agreement.  As part of such notice, the Company requested that Nasdaq (i) halt trading in the Company Stock for August 30, 2019 and suspend trading of the Company Stock effective before the opening of trading on August 30, 2019 and (ii) file with the SEC a notification of removal from listing on Form 25 to report that the Company Stock is no longer listed on Nasdaq.  Nasdaq filed the Form 25 with the SEC on August 30, 2019.  The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Item 2.01, 3.01 and 5.02 is incorporated herein by reference.

At the Effective Time, each holder of Company Stock immediately prior to such time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01                                           Changes in Control of Registrant.

The information set forth in Item 2.01, 3.01 and Item 5.02 are incorporated herein by reference.

As a result of the completion of the Merger on August 30, 2019, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Insight.  The aggregate consideration paid by Insight in the Merger was approximately $474 million, without giving effect to related transaction fees and expenses.  The purchase price was funded by a combination of (i) cash on hand, and (ii) borrowings under a new credit agreement, which provides for a senior revolving credit facility in an aggregate amount equal to the U.S. dollar equivalent of $1,200 million.

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

As of the Effective Time and pursuant to the terms of the Merger Agreement, each of Frank F. Khulusi, Thomas A. Maloof, Ronald B. Reck and Paul C. Heeschen ceased to be a director of the Company.

Additionally, as of the Effective Time and pursuant to the terms of the Merger Agreement, each of (a) Frank F. Khulusi, Chairman of the Board and Chief Executive Officer, (b) Robert J. Miley, President, (c) Brandon H. LaVerne, Chief Financial Officer, Treasurer, Chief Accounting Officer and Assistant Secretary, (d) Robert I. Newton, Executive Vice President, Chief Legal Officer and Secretary and (e) Simon M. Abuyounes, Executive Vice President - IT and Operations ceased acting in their roles as the executive officers described above.

Item 5.03                                           Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

As of the Effective Time, pursuant to the Merger Agreement, (i) the certificate of incorporation of the Company was amended and restated in its entirety and (ii) the bylaws of the Company were amended and restated in its entirety.

The foregoing description of the amendment and restatement of each of the Company’s certificate of incorporation and bylaws in this Section 5.03 is not complete and is qualified in its entirety by reference to the full text of the certificate of incorporation and the amended and restated bylaws of the Company attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01              Other Events

On August 30, 2019, the Company and Insight issued a joint press release announcing the completion of the Merger. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of June 23, 2019, by and among Insight Enterprises, Inc., Trojan Acquisition Corp. and PCM, Inc. (incorporated by reference to Exhibit 2.1 to PCM, Inc.’s Current Report on Form 8-K filed on June 24, 2019). (Certain schedules (or similar attachments) to the Agreement and Plan of Merger have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish copies of any such schedules (or similar attachments) to the U.S. Securities and Exchange Commission or its staff upon request.)

3.1	Certificate of Incorporation of PCM, Inc.
3.2	Amended and Restated Bylaws of PCM, Inc.
99.1	Joint Press Release by PCM, Inc. and Insight Enterprises, Inc. on August 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.

/s/ Glynis A. Bryan
Name:	Glynis A. Bryan
Title:	Chief Financial Officer

Date: August 30, 2019